UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 6, 2013

ZAP
(Exact name of Registrant as specified in its charter)

California	03-03000	94-3210624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 6, 2013, Benjamin Zhu, for personal reasons, resigned as the Company’s Corporate Secretary and its Chief Financial Officer.

 The Company has appointed Chi Kwong Fung as the Company’s new Finance Director and interim Chief Financial Officer pending the Company’s  hiring of a Chief Financial Officer.  Mr. Fung  most recently served as  Senior Finance Manager for  SF Express (Group) Co. Limited.  He served as Financial Controller for Carlo Castello Management & Accounting Services Ltd. For thirteen years, Mr. Fung was the Finance Manager for T.G. Battery Co. (Hong Kong) Limited.

Charles Schillings, the Company’s Co-Chief Executive Officer, has been appointed as Corporate Secretary.

Effective August 7, 2013, the following individuals were elected as directors to serve until the next annual meeting of shareholders or until their respective successors have been duly qualified and elected:

Priscilla M. Lu
Goman Chong
Co Tuong Nguyen
Wang Huai Yi
Wang Gang ( Alex)

Item 5.07   Submission of Matters to a Vote of Security Holders

On  August 7, 2013, the Company held the Annual Meeting of Shareholders at which a quorum was present. The shareholders (a) elected five (5) directors, each to serve until the next Annual Meeting, or until their respective successor has been elected and qualified; (b) appointed the Company’s independent registered public accounting firm; and (c)   provided the required advisory votes on named executive compensation. The proxy tabulations are as follows:

Proposal 1: Election of Directors

Director Nominee	Votes For
Priscilla M. Lu	194,244,379
Goman Chong	194,236,346
Co Tuong Nguyen	194,237,360
Wang Huai Yi	194,687,580
Wang Gang (Alex)	194,425,681

Proposal 2: To Ratify the Appointment of Friedman LLP as the Company’s
Independent Registered Public Accounting Firm for the Fiscal Year Ending
December 31, 2013

For	Against	Abstain
250,097,380	2,957,208	518,293

Proposal 3: The Advisory Vote on Named Executive Compensation

For	Against	Abstain
204,266,669	1,062,469	93,394

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes
On Named Executive Compensation

3 Years	2 Years	1 Year	Abstain
203,227,141	152,530	1,903,718	139,143

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registranthas duly caused this report to be signed on its behalf by the undersignedhereunto dulyauthorized.

ZAP

Dated: August 9, 2013	By:	/s/ Charles Schillings
Charles Schillings
Chief Executive Officer

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